Exhibit 99.2

Supplemental Financial & Operating Information

Six Months Ended – June 30, 2017

Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) is primarily engaged in the acquisition and leasing of restaurant properties. FCPT seeks to grow its portfolio by acquiring additional real estate to lease, on a triple net basis, for use in the restaurant and related food services industry. As of June 30, 2017, FCPT’s leased portfolio consists of 506 restaurant properties located in 44 states. The properties are 100% occupied under predominantly long-term, triple net leases with a weighted average remaining lease term of approximately 13.4 years and an estimated portfolio weighted average EBITDAR to lease rent coverage of 4.7x.

Table of Contents

Non-GAAP Definitions	3

Consolidating Balance Sheets	5

Consolidated Statements of Income	6

FFO and AFFO Statement	7

Leased Portfolio Summary	8

Diversification by State	9

Lease Expirations	10

Debt Summary	11

Non-GAAP Definitions and Cautionary Note Regarding Forward-Looking Statements:

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, and to cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We also omit the tax impact of non-FFO producing activities from FFO determined in accordance with the NAREIT definition.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1.	Transaction costs incurred in connection with the acquisition of real estate investments

2.	Non-cash stock-based compensation expense

3.	Amortization of deferred financing costs

4.	Other non-cash interest expense

5.	Non-real estate depreciation

6.	Merger, restructuring and other related costs

7.	Impairment charges

8.	Amortization of capitalized leasing costs

9.	Straight-line rent revenue adjustment

10.	Amortization of above and below market leases

11.	Debt extinguishment gains and losses

12.	Recurring capital expenditures and tenant improvements

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely-reported measure by other REITs; however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

EBITDAR represents earnings before interest, taxes, depreciation, amortization and rent. Calculated as EBITDA plus rental expense.

EBITDAR to Lease Rent coverage is calculated by dividing our reporting tenants’ trailing 12-month EBITDAR by annual contractual rent.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.

Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017.

Consolidating Balance Sheet

As of June 30, 2017

(Unaudited)

(In thousands)

	Real Estate Operations	Restaurant Operations	Elimination	Consolidated FCPT
ASSETS
Real estate investments:
Land	$437,974	$3,061	$—	$441,035
Buildings, equipment and improvements	1,084,714	13,592	—	1,098,306

Total real estate investments	1,522,688	16,653	—	1,539,341
Less: accumulated depreciation	(583,694)	(6,219)	—	(589,913)

Total real estate investments, net	938,994	10,434	—	949,428
Real estate held for sale	1,691	—	—	1,691
Cash and cash equivalents	79,826	1,502	—	81,328
Deferred rent	16,389	—	—	16,389
Other assets	4,963	494	—	5,457
Investment in subsidiary	10,953	—	(10,953)	—
Intercompany receivable	38	—	(38)	—

Total Assets	$1,052,854	$12,430	$(10,991)	$1,054,293

LIABILITIES AND EQUITY
Liabilities:
Revolving facility ($350,000 available capacity)	$—	$—	$—	$—
Term loan ($400,000, net of deferred financing costs)	394,691	—	—	394,691
Unsecured notes ($125,000, net of deferred financing costs)	123,327	—	—	123,327
Deferred rental revenue	8,228	—	—	8,228
Deferred tax liability	157	—	—	157
Dividends payable	14,820	—	—	14,820
Other liabilities	3,027	1,905	—	4,932
Intercompany payable	—	38	(38)	—

Total liabilities	544,250	1,943	(38)	546,155

Equity:
Preferred stock	—	—	—	—
Common stock	6	—	—	6
Additional paid-in capital	468,933	10,953	(10,953)	468,933
Accumulated other comprehensive income	1,059	—	—	1,059
Noncontrolling interest	7,717	—	—	7,717
Retained earnings	30,889	(466)	—	30,423

Total equity	508,604	10,487	(10,953)	508,138

Total Liabilities and Equity	$1,052,854	$12,430	$(10,991)	$1,054,293

Consolidated and Combined Statements of Income

Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental revenue	$28,327	$26,192	$56,091	$52,385
Restaurant revenue	4,826	4,701	9,766	9,560

Total revenues	33,153	30,893	65,857	61,945

Operating expenses:
General and administrative	3,459	2,508	6,316	5,826
Depreciation and amortization	5,426	5,101	10,829	10,288
Restaurant expenses	4,583	4,593	9,251	9,291
Interest expense	4,508	3,858	8,604	8,039

Total operating expenses	17,976	16,060	35,000	33,444

Other income	34	18	39	78
Realized gain on sale, net	3,291	—	3,291	—

Income before income tax	18,502	14,851	34,187	28,579
Income tax (expense) benefit	(61)	(50)	(106)	80,506

Net Income	$18,441	$14,801	$34,081	$109,085

Net income attributable to noncontrolling interest	(128)	—	(245)	—

Net Income Available to Common Shareholders	$18,313	$14,801	$33,836	$109,085

Basic net income per share	$0.30	$0.25	$0.56	$2.02
Diluted net income per share	$0.30	$0.25	$0.56	$1.84

Weighted-average shares outstanding:
Basic	60,319,521	59,830,284	60,125,477	54,102,565
Diluted	60,430,606	59,844,059	60,215,050	59,271,807
Regular dividends declared per share	$0.2425	$0.2425	$0.4850	$0.4850

FFO and AFFO Statement

Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Funds from operations (FFO):
Net income	$18,441	$14,801	$34,081	$109,085
Depreciation and amortization	5,426	5,101	10,829	10,288
Deferred tax benefit from REIT election	—	—	—	(80,409)
Realized gain on sales of real estate	(3,291)	—	(3,291)	—

FFO (as defined by NAREIT)	$20,576	$19,902	$41,619	$38,964

Non-cash stock-based compensation	704	429	1,198	742
Non-cash amortization of deferred financing costs	415	398	813	796
Other non-cash interest expense	11	55	63	435
Straight-line rent	(2,422)	(2,595)	(4,795)	(5,191)

Adjusted funds from operations (AFFO)	$19,284	$18,189	$38,898	$35,746

Fully diluted shares outstanding (1)	60,870,695	59,844,059	60,649,120	59,271,807

FFO per diluted share	$0.34	$0.33	$0.69	$0.66

AFFO per diluted share	$0.32	$0.30	$0.64	$0.60

(1)	Assumes the issuance of common shares for OP units held by non-controlling partners.

Leased Portfolio Summary

As of June 30, 2017

Second Quarter 2017	Properties	Number of Four Corners Properties	Total Square Feet (000s)	Cash Base Rent ($000s)(1)	Percentage of Total Annualized Base Rent (2017)	Avg. Rent Per Square Foot ($)	EBITDAR Coverage(2)	Lease Term Before Renewals (Yrs)(3)
Existing properties
	Olive Garden	299	2,556	$70,892	67.4%	$28	5.0x	13.3
	LongHorn Steakhouse	104	579	19,038	18.1%	33	4.4x	12.2
	Other Brands - Darden	13	126	4,676	4.4%	37	4.2x	11.7
	Other Brands - non-Darden	68	214	7,286	6.9%	34	2.7x	16.0
Properties acquired in Q2 2017(4)
	2 Transactions	23	111	3,565	3.4%	32	2.7x	19.8
Properties sold
	Olive Garden	(1)	(9)	(265)	-0.3%	29	3.5x	15.3
Lease terminations
	No terminations in Q2 2017	—	—	—	—	—	—	—

	Total/Weighted Avg.	506	3,577	$105,192	100.0%	$29	4.7x	13.4

(1)	Current scheduled minimum contractual rent as of 6/30/2017.
(2)	EBITDAR Coverage is calculated by dividing our tenants’ estimated trailing 12-month EBITDAR by annual contractual cash rent paid to FCPT. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization and rent. EBITDAR is derived from the most recent data from tenants who disclose this information, representing approximately 98% of our run-rate rental income. For Darden, EBITDAR represents estimated EBITDA plus rental expense. EBITDA is derived by multiplying the most recent individual property sales information reported by Darden twice annually to FCPT times the brand average EBITDA margin reported by Darden in its most recent public filing. FCPT does not independently verify financial information provided by its tenants.
(3)	Lease term weighted by cash base rent.
(4)	FCPT acquired 23 properties in Q2 2017 consisting of the following brands: Bob Evans (16) Burger King (7).

Leased Portfolio Diversification by State

As of June 30, 2017

State	# of Properties	% of Annual Base Rent
FL	44	11.1%
TX	47	10.9%
GA	44	7.8%
OH	40	6.2%
MI	26	3.8%
TN	20	3.3%
NC	17	3.1%
CA	10	3.0%
WI	16	3.0%
PA	14	2.9%
IN	27	2.8%
IL	17	2.6%
VA	15	2.5%
MS	12	2.3%
AL	12	2.3%
NY	11	2.2%
MD	12	2.1%
SC	9	1.9%
KY	10	1.9%
IA	10	1.8%
AZ	8	1.8%
NV	6	1.7%
MN	8	1.7%
CO	7	1.5%
OK	7	1.5%
AR	7	1.3%
KS	5	1.2%
LA	6	1.2%
WV	6	1.2%
MO	6	1.0%
14 States	27	8.4%

Grand Total	506	100.0%

Lease Expirations

As of June 30, 2017

Leases Expiring (Year)	Number of Properties	Cash Base Rent ($ in thousands)(1)	Total Square Footage (in thousands)	Percent of Total Expiring Annual Rent
2017	—	—	—	0.0%
2018	—	—	—	0.0%
2019	—	—	—	0.0%
2020	2	130	6	0.1%
2021	1	87	2	0.1%
2022	1	59	3	0.1%
2023	2	207	5	0.2%
2025	1	117	4	0.1%
2026	2	234	7	0.2%
2027	71	15,957	520	15.2%
2028	74	17,027	539	16.2%
2029	69	15,080	523	14.3%
2030	67	14,716	518	14.0%
2031	60	13,375	480	12.7%
2032	46	10,309	363	9.8%
2033	42	9,808	365	9.3%
2034	4	510	13	0.5%
2035	1	173	3	0.2%
2036	40	3,841	115	3.7%
2037	23	3,565	111	3.4%
Vacant	—	—	—	0.0%

Total	506	105,192	3,577	100%

(1)	Current scheduled minimum contractual rent as of 6/30/2017.

Debt Summary

(In thousands)

As of June 30, 2017

Debt Type	Maturity Date	Principal Balance as of June 30, 2017	% of Debt	Cash Interest Rate as of June 30, 2017(4)	Weighted Average Maturity (Yrs.)
Credit Facility
Revolving Facility(1)	November 9, 2019	—	—		2.3
Term Loan(2)	November 9, 2020	$400,000	76.2%	3.06%	3.3

	Principal Amount	400,000
Deferred Financing Costs		(5,309)

	Carrying Value	394,691

Unsecured Notes
4.68% 7-Year Note	June 7, 2024	50,000	9.5%	4.68%	6.9
4.93% 10-Year Note	June 7, 2027	75,000	14.3%	4.93%	9.9

	Principal Amount	125,000
Deferred Financing Costs		(1,673)

	Carrying Value	123,327

Mortgages Payable(3)
None		—	—	—	—

Total/Weighted Average		$525,000	100.0%	3.48%	4.6

Fixed Rate		525,000.00	100%
Variable Rate		—	0%

(1)	FCPT has a $350 million unsecured revolving credit facility with an initial term expiration on November 9, 2019 with two six-month extension options.
(2)	Borrowings under the tem loan accrue interest at a rate of 6-month LIBOR plus 1.70%. FCPT has entered into interest rate swaps which fix the per annum interest rate at 3.06%.
(3)	As of June 30, 2017, all FCPT properties are unencumbered.
(4)	Excludes deferred financing costs on the credit facility and unsecured notes.